UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 26, 2006
AMIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation)	000-50397 (Commission File Number)	51-0309588 (IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO (Address of Principal Executive Offices)		83201 (Zip Code)
(208) 233-4690
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 26, 2006, the Compensation Committee of the Board of Directors of AMIS Holdings, Inc. awarded restricted stock units (RSUs) to Company executives, including the Company’s executive officers. The RSUs have an effective grant date of July 31, 2006 and generally vest with respect 1/3 of the shares on each of the first three anniversaries of the grant date based on continuous service. Some of the restricted stock units begin vesting only upon the achievement of specified performance goals and, provided that at least the minimum performance goals are achieved, vest with respect to 1/3 of the shares on March 1, 2006, and with respect to 1/3 of the shares on each of the next two anniversaries of that date. The Committee also approved the performance goals for the vesting of these RSUs based on achievement of specified levels of operating income and revenue for the Company for the period commencing on July 1, 2006 and ending on December 31, 2006. For the Company’s executive officers, the amounts of RSUs granted were as follows:

		Number of
	Number of	Performance
Executive Officer	RSUs	RSUs
Christine King, President and Chief Executive Officer	28,000	33,600
David Henry, Senior Vice President and Chief Financial Officer	6,667	8,000
Jon Stoner, Chief Technical Officer	7,333	8,800
Charlie Lesko, Senior Vice President, Sales and Marketing	6,667	8,000
On July 26, 2006, the Committee also approved the form of Change of Control Agreements to be entered into between the Company and certain members of the Company’s management, including the following executive officers:
David Henry, Senior Vice President and Chief Financial Officer
Jon Stoner, Chief Technical Officer
Charlie Lesko, Senior Vice President, Sales and Marketing
The agreements provide that, in the event that the executive’s employment with the Company is involuntarily terminated, other than for cause or by reason of the executive’s death or disability, within ninety days prior to or two years after a change of control, the Company shall pay to the executive the following benefits:
•	a lump sum payment in cash equal to the value of his earned but unpaid annual base salary and other vested but unpaid cash entitlements through the termination date;

•	any other vested benefits earned through the termination date under any employee benefit plan or arrangement maintained by the Company;

•	a cash payment in an amount equal to the sum of nine-twelfths of the executive’s then-current annual base salary and then-current target bonus;

•	a cash payment in an amount equal to the cost to the executive to purchase COBRA benefits for the eighteen month period after the termination.
In addition, one-half of the executive’s then-outstanding equity awards will accelerate and become fully vested.
Should the executive remain in the employ of the Company as of the day prior to the effective date of the change of control, the Company will also pay the executive a cash payment equal to three-twelfths of the executive’s annual base salary in effect immediately prior to the change of control.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.

Date: July 31, 2006	By: /s/ David Henry

Name: David Henry
Title: Senior Vice President and Chief Financial Officer